                                                                    Exhibit 5(c)
                    Skadden, Arps, Slate, Meagher & Flom LLP

                                                                  August 9, 2002

Merrill Lynch Preferred Capital Trust VI
Merrill Lynch Preferred Funding VI, L.P.
Merrill Lynch & Co., Inc.
Merrill Lynch World Headquarters
4 World Financial Center
New York, New York 10080

         Re:      Merrill Lynch & Co., Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Merrill Lynch Preferred Capital Trust ("Trust VI"), a statutory business trust created under the Business Trust Act of the State of Delaware (Del. Code Ann., tit. 12, (S)(S)3801 et seq.), and Merrill Lynch Preferred Funding VI L.P. ("Partnership VI"), a limited partnership formed under the Revised Uniform Limited Partnership Act of the State of Delaware (6 Del. C. (S)(S)17-101 et seq.), in connection with the preparation of the Registration Statement on Form S-3 filed by Merrill Lynch & Co., Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, the Trust and the Partnership for the registration under the Securities Act of 1933, as amended (the "Act"), of Trust Preferred Securities (the "Trust Preferred Securities") of the Trust, Partnership Preferred Securities (the "Partnership Preferred Securities") of the Partnership guarantees of the Company relating thereto and certain other securities.

         The Trust Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor of the Trust, Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"), JPMorgan Chase Bank, as property trustee (the "Property Trustee"), and John C. Stomber, as regular trustee (the "Regular Trustee"). The Partnership Preferred Securities will be issued pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Limited Partnership Agreements") between the Company, as the general partner (in such capacity, the "General Partner"), and Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 filed by the Company, the Partnership and the Trust with the Securities and Exchange Commission (the

"Commission") on August 9, 2002 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");
(ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 7, 1998; (iii) the form of the Declaration (including the designation of the terms of the Trust Preferred Securities annexed thereto); (iv) the form of the Trust Preferred Securities and specimen certificates thereof; (v) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into among the Company, the Partnership, the Trust and the Underwriters to be named therein (collectively, the "Underwriters") relating to, among other things, the sale of the Trust Preferred Securities; (vi) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on December 7, 1998; (vii) the form of the Limited Partnership (including the designation of the terms of the Partnership Preferred Securities annexed thereto); and (viii) the form of the Partnership Preferred Securities and specimen certificates thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the Partnership and the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declaration, the Trust Preferred Securities, the Limited Partnership Agreement and the Partnership Preferred Securities when executed will be in substantially the forms reviewed by us. With respect to the opinion set forth in paragraph (2) below, we have assumed that, except for the exercise of rights and powers expressly permitted by the Limited Partnership Agreement, the holders of Partnership Preferred Securities will not participate in the control of the business of the Partnership. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representatives of officers, trustees and other representatives of the Company, the Partnership, the Trusts, and others.

         We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Delaware.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the following opinions when (i) the Registration Statement becomes effective; (ii) the Declaration, the Purchase Agreement and the Limited Partnership Agreement with respect to the Trust Preferred Securities and Partnership Preferred Securities have been duly executed and delivered by the parties thereto; (iii) the terms of the Trust Preferred Securities being issued have been duly established in accordance with the Declaration and such Trust Preferred Securities have been duly executed and authenticated in accordance with such Declaration and delivered to and paid for by the Underwriters as contemplated by the Purchase

Agreement; and (iv) the terms of the Partnership Preferred Securities being issued have been duly established in accordance with the Limited Partnership Agreement and such Partnership Preferred Securities have been duly executed in accordance with such Limited Partnership Agreement and delivered to and paid for by the Trust as contemplated by the Purchase Agreement:

         1. The Trust Preferred Securities being issued will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial ownership interests in the assets of the related Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of such Trust Preferred Securities may be obligated, pursuant to the Declaration therefor, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Trust Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration therefor.

         2. The Partnership Preferred Securities being issued will have been authorized for issuance and will represent valid partnership interests in the Partnership, and the holders of such Partnership Preferred Securities, as limited partners of such Partnership, will not be liable to third parties for the obligations of the Partnership. We bring to your attention, however, that the holders of such Partnership Preferred Securities may be obligated, pursuant to the Limited Partnership Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Partnership Preferred Securities and the issuance of replacement Partnership Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Special Representative (as defined in the Limited Partnership Agreement) to exercise its rights and powers under such Limited Partnership Agreement, and that the holders of such Partnership Preferred Securities would be obligated to pay to the Partnership, to the extent provided by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, the amount of certain distributions paid by the Partnership in violation of Section 17-607 of such Act.

         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                Very truly yours,

                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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